EXHIBIT 99.1
Britton & Koontz Capital Corporation

500 Main Street
P O Box 1407
Natchez, MS 39121

601-445-5576
601-445-2481 FAX

http://www.bkbank.com,
corporate@bkbank.com

FOR IMMEDIATE RELEASE:
November 22, 2006
(NASDAQ - BKBK)

FOR MORE INFORMATION:
W. Page Ogden, President & CEO
William M. Salters, CFO

BRITTON & KOONTZ DECLARES QUARTERLY DIVIDEND

Natchez, Mississippi - The Board of Directors of Britton & Koontz Capital Corporation (Nasdaq: BKBK, "the Company") on November 21, 2006, declared a quarterly dividend of $0.18 per share to shareholders of record as of November 30, 2006, and payable December 15, 2006.

Britton & Koontz Capital Corporation, headquartered in Natchez, Mississippi, is the parent company of Britton & Koontz Bank, N.A. which operates three full service offices in Natchez, two in Vicksburg, Mississippi, and one in Baton Rouge, Louisiana. The Company also owns Britton & Koontz Title Insurance Agency, Inc. which was established to issue title insurance on properties in the State of Mississippi. As of September 30, 2006, the Company reported assets of $377.0 million and equity of $32.9 million. The Company’s stock is traded on NASDAQ under the symbol BKBK and the transfer agent is American Stock Transfer & Trust Company. Total shares outstanding at November 1, 2006, were 2,117,966.

Forward Looking Statements

This news release contains statements regarding the projected performance of Britton & Koontz Capital and its subsidiaries. These statements constitute forward-looking information within the meaning of the Private Securities Litigation Reform Act. Actual results may differ materially from the projections provided in this release since such projections involve significant known and unknown risks and uncertainties. Factors that might cause such differences include, but are not limited to: competitive pressures among financial institutions increasing significantly; economic conditions, either nationally or locally, in areas in which the Company conducts operations being less favorable than expected; and legislation or regulatory changes which adversely affect the ability of the combined Company to conduct business combinations or new operations. The Company disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

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